UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2012

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2012, Piedmont Natural Gas Company, Inc. ("the Company") entered into an Amended and Restated Credit Agreement ("Credit Agreement") with Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and Branch Banking and Trust Company, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and Royal Bank of Canada, each a Lender, pursuant to which the Lenders have committed to lend up to an aggregate of $650 million to the Company.

Under the Credit Agreement, the Lenders have committed to lend to the Company up to $650 million on a revolving unsecured basis, to be used for general working capital needs and other lawful corporate purposes, including back-up for the Company's commercial paper program. The credit facility matures in October 2017. Up to $10 million of the facility is available for issuance of letters of credit. The Company has the right to request an increase in the committed amount by $200 million for a total aggregate committed amount of up to $850 million. The Credit Agreement requires the Company to pay a commitment fee for the unused commitments under the revolving credit facility, if any, at a rate per annum of 0.085%, which can change if the Company’s debt rating changes. For each borrowing under the credit facility, the Company has the right to choose among three interest rates, including a rate equal to a fluctuating per annum LIBOR Daily Floating Rate plus an Applicable Rate of 0.90% (which Applicable Rate can change if the Company’s debt rating changes). The Company may prepay the loans, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to certain types of loans.
The Credit Agreement contains the following covenants and provisions, among others:
—A covenant that the Company shall not permit the ratio of Consolidated Funded Indebtedness to Total Capitalization to exceed 0.70 to 1.00 at any time. The Credit Agreement does not otherwise impose any negative covenant limiting the right of the Company to incur indebtedness.
—Provisions regarding defaulting lenders and replacement of lenders.
—Customary events of default. The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement. There are also cross-defaults with other indebtedness having an aggregate principal amount greater than $75 million.

Some of the Lenders (and their respective subsidiaries or affiliates) provide, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, and other advisory services to the Company. These parties have received, and may in the future receive, customary compensation from the Company for such services.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

October 3, 2012	By:	Robert O. Pritchard

Name: Robert O. Pritchard
Title: Vice President, Treasurer and Chief Risk Officer